UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2013
Date of Report (Date of Earliest Event Reported)

COMM 2013-CCRE6 Mortgage Trust
(Exact name of issuing entity)

German American Capital Corporation
(Exact name of sponsor as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-184376-02	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street
New York, New York
(Address of principal executive offices)

(212) 250-2500
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the sale by Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”) of its COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-4 and Class X-A Certificates, which were offered pursuant to the Prospectus Supplement, dated February 26, 2013, to the Prospectus, dated January 17, 2013, the loan documents relating to the loan identified as Centennial Center  permit the respective borrower to transfer the mortgaged property and the related mortgage loan to entities controlled by, among others, Inland American Real  Estate Trust, Inc. (“Inland REIT”) and Inland Real Estate Investment Corporation (“Inland REIT Parent”, and collectively with Inland REIT, the “Inland REIT Parties”).  The Centennial Center loan documents also permit the non-recourse carve-out guarantor to merge with certain entities, including the Inland REIT Parties.  The loan documents relating to the loan identified as Kapstone Portfolio permit the respective borrowers to transfer all of the mortgaged properties and the related mortgage loan to, among others, Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) without lender approval.  The sponsor of Inland Diversified is Inland REIT Parent.

On or about March 21, 2013, investors in Inland REIT commenced a derivative action in the Circuit Court of Cook County, Illinois, naming, among others, the Inland REIT Parties as defendants.

The plaintiffs allege breach of fiduciary duty against Inland REIT’s business manager and Inland REIT Parent and unjust enrichment against Inland REIT Parent.

The claims arise from an allegation that the Inland REIT business manager, Inland REIT Parent and certain individual defendants caused Inland REIT to pay significant management fees and sales commissions to its business manager to which it was allegedly not entitled, related to the sale of additional shares of stock at artificially inflated prices.

Plaintiffs also allege that the business manager was paid management fees to which it was not entitled based upon treating certain distributions to shareholders as returns on invested capital rather than as the return to such shareholders of their invested capital.

Additionally, Inland REIT reported in its Form 10-K, filed March 13, 2013 (“March 10-K”), that it is currently under investigation by the United States Securities and Exchange Commission (“SEC”)  in connection with its business management fees, property management fees, transactions with affiliates, timing and amount of distributions paid to investors and certain other matters.

The March 10-K also disclosed certain demands by stockholders to conduct investigations regarding claims that the officers, the board of directors, the business manager, and the affiliates of the business manager breached fiduciary duties to stockholders in connection with the matters subject to the SEC’s investigation.

Inland REIT further disclosed that its board formed a “special litigation committee” to investigate the matters related to the SEC’s investigation and the related stockholder demands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Registrant)
Date: April 8, 2013
	By:	/s/ Natalie Denisenko Grainger
Name: Natalie Denisenko Grainger
Title: Vice President

	By:	/s/ Matt Smith
Name: Matt Smith
Title: Vice President